UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224-9508

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 9, 2012, A. O. Smith Corporation (“the Company”) issued a news release announcing that, effective January 1, 2013, Paul W. Jones, age 64, will transition from Chairman and Chief Executive Officer to Executive Chairman of the Company. At the same time, Ajita G. Rajendra will assume the role of President and Chief Executive Officer of Company. Mr. Rajendra, age 60, is currently President and Chief Operating Officer and a director of the Company and previously held the positions of Executive Vice President and President of A. O. Smith Water Products Company for more than five years. The Personnel and Compensation Committee of the Board made no immediate adjustment in Mr. Rajendra’s compensation. A copy of the Company’s news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

The following exhibit is being filed herewith:

99.1	News Release of A. O. Smith Corporation dated October 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: October 9, 2012	By:	/s/ James F. Stern
James F. Stern
Executive Vice President, General
Counsel and Secretary

A. O. SMITH CORPORATION

Exhibit Index to Current Report on Form 8-K Dated October 9, 2012.

Exhibit Number	Description

99.1	News Release of A. O. Smith Corporation dated October 9, 2012.

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